                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-140436-11


                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[247,762,000] (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                        MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2007-SL1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           WILSHIRE CREDIT CORPORATION
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    SERVICERS

                        LASALLE BANK NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                 CITIBANK, N.A.
                                INDENTURE TRUSTEE

                                 MAY [3], 2007

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-140436) for the offering to which this Fee Writing Prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                                   TERM SHEET
                                 MAY [3], 2007

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                        MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2007-SL1

                        $[247,762,000] (APPROXIMATE) (1)
                               SUBJECT TO REVISION

                                                                                                    EXPECTED   STATED
                                                WAL (YRS)     PAYMENT WINDOW                         FINAL      FINAL
             APPROX SIZE                        (CALL(6)/       (CALL(6)/      PAYMENT   INTEREST   MATURITY  MATURITY   (MOODY'S/
   CLASS         ($)         COUPON             MATURITY)       MATURITY)       DELAY     ACCRUAL      (6)       (7)        S&P)
   -----     -----------  -----------          -----------  -----------------  -------  ----------  --------  --------  -----------
CLASS A-1    130,661,000  LIBOR + [_](2), (3)  0.75 / 0.75   1 - 20 /  1 - 20     0     Actual/360  Dec-2008  Feb-2037   [Aaa/AAA]
CLASS A-2     30,931,000  LIBOR + [_](2), (3)  1.95 / 1.95  20 - 28 / 20 - 28     0     Actual/360  Aug-2009  Feb-2037   [Aaa/AAA]
CLASS M-1     16,566,000  LIBOR + [_](2), (4)  4.75 / 4.75  46 - 64 / 46 - 64     0     Actual/360  Aug-2012  Feb-2037   [Aa1/AA+]
CLASS M-2     15,548,000  LIBOR + [_](2), (4)  3.88 / 3.88  37 - 56 / 37 - 56     0     Actual/360  Dec-2011  Feb-2037   [Aa2/AA+]
CLASS M-3      9,300,000  LIBOR + [_](2), (4)  3.57 / 3.57  35 - 51 / 35 - 51     0     Actual/360  Jul-2011  Feb-2037   [Aa3/AA]
CLASS M-4      8,719,000  LIBOR + [_](2), (4)  3.38 / 3.38  33 - 47 / 33 - 47     0     Actual/360  Mar-2011  Feb-2037    [A1/AA]
CLASS M-5      8,283,000  LIBOR + [_](2), (4)  3.19 / 3.19  32 - 44 / 32 - 44     0     Actual/360  Dec-2010  Feb-2037    [A2/A+]
CLASS M-6      6,539,000  LIBOR + [_](2), (4)  3.00 / 3.00  31 - 40 / 31 - 40     0     Actual/360  Aug-2010  Feb-2037    [A3/A+]
CLASS B-1      6,829,000  LIBOR + [_](2), (4)  2.80 / 2.80  30 - 37 / 30 - 37     0     Actual/360  May-2010  Feb-2037  [Baa1/A-]
CLASS B-2      6,539,000  LIBOR + [_](2), (4)  2.55 / 2.55  30 - 33 / 30 - 33     0     Actual/360  Jan-2010  Feb-2037  [Baa2/BBB+]
CLASS B-3      7,847,000  LIBOR + [_](2), (4)  2.34 / 2.34  28 - 30 / 28 - 30     0     Actual/360  Oct-2009  Feb-2037  [Baa3/BBB]
CLASS
   G(8), (9)           0          WAC(5)           N/A             N/A           24       30/360      N/A     Feb-2037   [Aaa/AAA]
             -----------
TOTAL:       247,762,000
             ===========

----------
1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

2)   Subject to the Available Funds Cap and the Maximum Rate Cap.

3) If the 10% optional termination is not exercised on the first Payment Date on which it is exercisable, on the following Payment Date, the margin on each of the Class A-1 and Class A-2 Notes will increase to 2x its margin.

4) If the 10% optional termination is not exercised on the first Payment Date on which it is exercisable, on the following Payment Date, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Notes will increase to 1.5x its respective margin.

5) The Class G Certificates will bear interest at a variable rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans.

6) The Notes will be priced at prepayment speed of 30% CPR. Assumes 10% optional termination occurs.

7)   Latest maturity date for any mortgage loan plus one month.

8) The Class G Certificates will not be publicly offered, and will not be offered pursuant to the prospectus supplement. The information presented herein for the Class G Certificates is provided to assist your understanding of the Offered Notes.

9) The holder of the Class G Certificates will fund all Additional Balance Advance Amounts up to a maximum balance of 0.50% of the aggregate stated principal balance of the Mortgage Loans.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Matthew Sawatzky              212-449-3660      matthew_sawatzky@ml.com
Edgar Seah                    +81 3 6225 7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com
Paul Fetch                    212-449-1002      paul_fetch@ml.com
Mike Merwin                   212-449-2579      michael_merwin@ml.com

MOODY'S
Deepika Kothari               201-915-8732      deepika.kothari@moodys.com

STANDARD & POOR'S
Sudhir Sharma                 212-438-3047      sudhir_sharma@standardandpoors.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

TITLE OF NOTES             Merrill Lynch Mortgage Investors, Inc., Mortgage Loan
                           Asset-Backed Notes Series 2007-SL1, consisting of:

                           Class A-1 and Class A-2 Notes (collectively, the
                           "Class A Notes"),

                           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (collectively, the "Class M
                           Notes"), and

                           Class B-1, Class B-2 and Class B-3 Notes
                           (collectively, the "Class B Notes")

                           The Class A Notes, the Class M Notes, and the Class B
                           Notes are collectively known as the "Offered Notes".
                           The Class M and Class B Notes are collectively known as the "Subordinate Notes".

UNDERWRITER                Merrill Lynch, Pierce, Fenner & Smith Incorporated

DEPOSITOR                  Merrill Lynch Mortgage Investors, Inc.

SPONSOR AND SELLER         Merrill Lynch Mortgage Lending, Inc.

OWNER TRUST                Merrill Lynch Mortgage Investors Trust, Series
                           2007-SL1

ORIGINATORS                Ownit Mortgage Solutions Inc. (56.12%), Decision One
                           Mortgage Co (18.45%), and various other originators
                           (25.43%). No other originator originated more than
                           10.00% of the aggregate principal balance as of the
                           Cut-Off Date.

SERVICERS                  Wilshire Credit Corporation will service
                           approximately 97.68% and Countrywide Home Loans
                           Servicing LP will service 2.32% of the mortgage
                           loans. All of the home equity lines of credit will be
                           serviced by Countrywide Home Loans Servicing LP.

MASTER SERVICER AND        LaSalle Bank National Association
SECURITIES ADMINISTRATOR

INDENTURE TRUSTEE          Citibank, N.A.

OWNER TRUSTEE              Wilmington Trust Company

SWAP COUNTERPARTY          [To be determined].

CORRIDOR PROVIDER          [To be determined].

CUT-OFF DATE               April 1, 2007

PRICING DATE               On or about May [3], 2007

CLOSING DATE               On or about May [9], 2007

PAYMENT DATES              Payment of principal and interest on the Notes will
                           be made on the 25th day of each month or, if such day
                           is not a business day, on the first business day
                           thereafter, commencing in May 2007.

ERISA CONSIDERATIONS       It is expected that the Offered Notes (other than the
                           Class B-3 Notes), will be ERISA eligible as of the
                           Closing Date. Investors should consult with their
                           counsel with respect to the consequences under ERISA
                           and the Internal Revenue Code of an ERISA Plan's
                           acquisition and ownership of such Offered Notes.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

LEGAL INVESTMENT           The Offered Notes will not constitute
                           "mortgage-related securities" for the purposes of
                           SMMEA.

TAX STATUS                 For federal income tax purposes, the Trust Fund will
                           include one or more segregated asset pools, with
                           respect to which elections will be made to treat each
                           as a "real estate mortgage investment conduit"
                           ("REMIC").

OPTIONAL REDEMPTION        The Securities Administrator will be required to
                           effect an auction of the assets of the Issuing Entity
                           when the aggregate stated principal balance of the
                           Mortgage Loans is less than or equal to 10% of the
                           aggregate stated principal balance of the Mortgage
                           Loans as of the Cut-Off Date. The auction will be
                           effected via a solicitation of bids from at least
                           three bidders. Any such auction will result in the
                           termination of the Trust Fund and the redemption of
                           the Notes only if the highest bid received is at
                           least equal to the sum of (i) the aggregate
                           outstanding principal balance of the Notes, plus
                           accrued interest on the Notes, (ii) any unreimbursed
                           out-of-pocket costs and expenses and the principal
                           portion of Advances, in each case previously incurred
                           by the Servicers in the performance of their
                           servicing obligations, (iii) any Net Swap Payment or
                           any swap termination payment owed to the Swap
                           Counterparty pursuant to the Swap Contract, and (iv)
                           the costs incurred by the Securities Administrator in
                           connection with such auction.

MORTGAGE LOANS             As of the Cut-Off Date, the mortgage pool will
                           consist of fixed rate, fully amortizing,
                           interest-only and balloon, second lien residential
                           mortgage loans (the "Loans") and home equity
                           revolving lines of credit ("HELOCs" and, together
                           with the Loans, the "Mortgage Loans"), serviced by
                           Wilshire Credit Corporation and Countrywide Home
                           Loans Servicing LP. The information described herein
                           is based on a pool of Mortgage Loans having an
                           aggregate scheduled principal balance of
                           approximately $290,634,692, as of the Cut-Off Date.
                           Approximately 97.68% of the Mortgage Loans will
                           consist of closed-end fixed rate second liens
                           serviced by Wilshire Credit Corporation.
                           Approximately 2.32% of the Mortgage Loans will
                           consist of second lien adjustable rate HELOCs
                           serviced by Countrywide Home Loans Servicing LP.

TOTAL DEAL SIZE            Approximately $[247,762,000].

ADMINISTRATIVE FEES        The Master Servicer, Securities Administrator,
                           Indenture Trustee, Owner Trustee and Servicers will
                           be paid fees aggregating 50 bps per annum (payable
                           monthly) on the stated principal balance of the
                           Mortgage Loans.

CREDIT ENHANCEMENTS        1.   Excess interest

                           2.   Over-Collateralization

                           3.   Subordination

EXCESS INTEREST            Excess interest cashflow will be available as credit
                           enhancement.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

OVER-COLLATERALIZATION     The over-collateralization ("O/C") amount is equal to
                           the excess of the aggregate stated principal balance
                           of the Mortgage Loans over the aggregate principal
                           balance of the Notes and the Class G Certificates. On
                           the Closing Date, the O/C amount will equal
                           approximately 14.75% of the aggregate stated
                           principal balance of the Mortgage Loans as of the
                           Cut-Off Date. To the extent the O/C amount remains
                           below the O/C target amount (i.e., 14.75% of the
                           aggregate stated principal balance of the Mortgage
                           Loans as of the Cut-Off Date), excess cashflow will
                           be directed to build O/C until the O/C target amount
                           is restored.

                           Initial: Approximately 14.75% of the aggregate stated
                                    principal balance of the Mortgage Loans as of the Cut-Off Date

                           Target: Sum of (i) 14.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date before stepdown (29.50% of current stated principal balance of the Mortgage Loans after stepdown) and (ii) the product of the Class G certificate principal balance and the Senior Specified Enhancement
                                    Percentage

                           Floor: 14.75% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-
                                    Off Date

                                   (PRELIMINARY AND SUBJECT TO REVISION)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

SENIOR ENHANCEMENT         With respect to any Payment Date, the percentage
PERCENTAGE                 obtained by dividing (i) the sum of (x) the aggregate
                           principal balance of the Subordinate Notes and (y)
                           the O/C amount, in each case after giving effect to
                           payments on such Payment Date, by (ii) the aggregate
                           stated principal balance of the Mortgage Loans.

SUBORDINATION (1):          CLASSES    RATING (M/S)   SUBORDINATION
                            -------    ------------   -------------
                           Class A-1     [Aaa/AAA]        55.04%
                           Class A-2     [Aaa/AAA]        44.40%
                           Class M-1     [Aa1/AA+]        38.70%
                           Class M-2      [Aa2/AA+]       33.35%
                           Class M-3     [Aa3/AA]         30.15%
                           Class M-4      [A1/AA]         27.15%
                           Class M-5       [A2/A+]        24.30%
                           Class M-6      [A3/A+]         22.05%
                           Class B-1    [Baa1/A-]         19.70%
                           Class B-2     [Baa2/BBB+]      17.45%
                           Class B-3    [Baa3/BBB]        14.75%

CLASS SIZES:                CLASSES    RATING (M/S)   CLASS SIZES
                            -------    ------------   -----------
                           Class A-1     [Aaa/AAA]       44.96%
                           Class A-2     [Aaa/AAA]       10.64%
                           Class M-1     [Aa1/AA+]        5.70%
                           Class M-2      [Aa2/AA+]       5.35%
                           Class M-3     [Aa3/AA]         3.20%
                           Class M-4      [A1/AA]         3.00%
                           Class M-5       [A2/A+]        2.85%
                           Class M-6      [A3/A+]         2.25%
                           Class B-1    [Baa1/A-]         2.35%
                           Class B-2     [Baa2/BBB+]      2.25%
                           Class B-3    [Baa3/BBB]        2.70%

(1) The subordination includes the target over-collateralization level of approximately 14.75%.

INTEREST ACCRUAL           Interest on the Class A Notes, Class M Notes and
                           Class B Notes will initially accrue from the Closing
                           Date to (but excluding) the first Payment Date, and
                           thereafter, from the prior Payment Date to (but
                           excluding) the current Payment Date, on an actual/360
                           basis. Interest on the Class G Certificates will
                           accrue in respect of a Payment Date from and
                           including the first day of the calendar month
                           preceding that Payment Date up to and including the
                           last day of such month, on a 30/360 basis beginning
                           April 1, 2007.

ADDITIONAL BALANCE         With respect to any HELOCs, any future draw (other
                           than draws representing Excluded Amounts) made by the
                           related mortgagor pursuant to the related loan
                           agreement after the Cut-Off Date, together with all
                           money due or to become due in respect to such draw.

ADDITIONAL BALANCE         With respect to any Payment Date, the sum of (a) the
ADVANCE AMOUNT             excess, if any, of (1) the aggregate stated principal
                           balance of any Additional Balances conveyed to the
                           Issuing Entity during the related due period, over
                           (2) the aggregate principal funds applied to purchase
                           such Additional Balances from the related custodial
                           account and (b) any Additional Balance Advance Amount
                           remaining unreimbursed from a prior Payment Date. The
                           Additional Balance Advance Amount shall be evidenced
                           by the Class G Certificates.

COUPON STEP UP             If the 10% optional termination is not exercised on
                           the first Payment Date on which it is exercisable,
                           (i) the margin on each of the Class A Notes will
                           increase to 2x its respective margin and (ii) the
                           margin on each of the Class M and Class B Notes will
                           increase to 1.5x its respective margin, in each case,
                           on the following Payment Date.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

SWAP CONTRACT              The supplemental interest trust, for the benefit of
(PRELIMINARY AND SUBJECT   the Issuing Entity will include a swap derivative
TO REVISION)               contract for the benefit of the Notes (the "Swap
                           Contract") to (i) protect against interest rate risk
                           from upward movement in one-month LIBOR, (ii)
                           diminish basis risk associated with the
                           adjustable-rate mortgage loans and (iii) provide
                           additional credit enhancement in respect of the
                           Notes. On each Payment Date, the supplemental
                           interest trust will be required to make payments to
                           the Swap Counterparty based on the applicable fixed
                           rate and on a notional balance that is the lesser of
                           (1) the notional balance specified in the Swap
                           Contract Schedule on page 19 hereto and (2) the total
                           principal balance of the Offered Notes for the
                           related Payment Date and the supplemental interest
                           trust will be entitled to receive payments from the
                           Swap Counterparty based on one-month LIBOR and a
                           notional balance that is the lesser of (1) the
                           notional balance specified in the Swap Contract
                           Schedule on page 19 hereto and (2) the total
                           principal balance of the Offered Notes for the
                           related Payment Date. The payments from the
                           supplement interest trust to the Swap Counterparty
                           and from the Swap Counterparty to the supplemental
                           interest trust on each Payment Date will be netted so
                           that only the net payment (the "Net Swap Payment")
                           will be paid by the party owing the higher of the two
                           payments on such Payment Date. Any Net Swap Payment
                           received from the Swap Counterparty will be available
                           to pay current interest and any interest shortfalls,
                           to build or maintain overcollateralization, to pay
                           any unpaid realized loss amounts and to pay basis
                           risk shortfalls on the relevant Payment Date on the
                           relevant Payment Date.

AVAILABLE FUNDS CAP        The note interest rates of the Notes will be subject
                           to the "Available Funds Cap" which is a per annum
                           rate equal to 12 times the excess of (i) the quotient
                           of (x) the total scheduled interest on the Mortgage
                           Loans based on the Net Mortgage Rates in effect on
                           the related due date, divided by (y) the aggregate
                           stated principal balance of the Mortgage Loans as of
                           the first day of the applicable accrual period,
                           multiplied by 30 and divided by the actual number of
                           days in the related accrual period over (ii) the
                           quotient of (x) the Net Swap Payment, if any, owed to
                           the Swap Counterparty, and (y) the aggregate
                           principal balance of the Mortgage Loans as of the
                           first day of the applicable accrual period,
                           multiplied by 30 and divided by the actual number of
                           days in the related accrual period. Reimbursement for
                           shortfalls arising as a result of the application of
                           the Available Funds Cap will be paid only on a
                           subordinated basis.

                           "Net Mortgage Rate" means, with respect to any Mortgage Loan the mortgage rate on such Mortgage Loan less the administrative fees.

MAXIMUM RATE CAP           The note interest rates of each of the Notes will
                           also be subject to a "Maximum Rate Cap", which will
                           be calculated in the same manner as the Available
                           Funds Cap, but based on the net maximum lifetime
                           mortgage rates for the adjustable rate Mortgage Loans
                           and the net mortgage rates for the fixed rate
                           Mortgage Loans rather than the net mortgage rate. Any
                           interest shortfall due to the Maximum Rate Cap will
                           not be reimbursed.

CORRIDOR CONTRACT          The Offered Notes will have the benefit of a corridor
                           contract as specified on page 19. Payments received
                           on the corridor contract will be available to pay
                           amounts to the holders of the Notes, in respect of
                           shortfalls arising as a result of the application of
                           the Available Funds Cap, as described herein (except
                           to the extent attributable to the fact that realized
                           losses are not allocated to the Class A Notes after
                           the Subordinate Notes have been written down to
                           zero).

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

SHORTFALL REIMBURSEMENT    With respect to any Class of Notes on any Payment
                           Date, an amount equal to the sum of (A) the excess,
                           if any, of (1) the amount of interest that such Class
                           would have accrued on such Payment Date had the
                           interest rate for that Class been equal to the lesser
                           of (a) LIBOR plus the related margin and (b) the
                           greater of (x) the Maximum Rate Cap for such Payment
                           Date and (y) a per annum rate equal to the sum of (i)
                           the Available Funds Cap and (ii) the product of (AA)
                           a fraction, stated as a percentage, the numerator of
                           which is 360 and the denominator of which is the
                           actual number of days in the related Accrual Period
                           and (BB) the sum of (x) a fraction, stated as a
                           percentage, the numerator of which is an amount equal
                           to the proceeds, if any, payable under the Corridor
                           Contract with respect to such Payment Date and the
                           denominator of which is the aggregate certificate
                           principal balance of the related Class or Classes of
                           Notes immediately prior to such Payment Date and (y)
                           a fraction, as stated as a percentage, the numerator
                           of which is an amount equal to any Net Swap Payments
                           owed by the Swap Counterparty for such Payment Date
                           and the denominator of which is the aggregate
                           principal balance of the Mortgage Loans as of the
                           immediately preceding Payment Date, over (2) the
                           amount of interest that each such Class accrued on
                           such Payment Date based on a interest rate equal to
                           the Available Funds Cap and (B) the unpaid portion of
                           any such excess from the prior Payment Date (and
                           interest accrued thereon at the current applicable
                           interest rate for such Class, without giving effect
                           to the Maximum Rate Cap or the Available Funds Cap)
                           (herein referred to as a "Carryover"). Such
                           reimbursement will be paid only on a subordinated
                           basis, as described below in the "Cashflow Priority"
                           section. No such Carryover with respect to a Class
                           will be paid to such Class once the principal balance
                           thereof has been reduced to zero.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

CASHFLOW PRIORITY          1.   Repayment of any unreimbursed Servicer advances.

                           2.   Servicing fees, Master Servicer fees, Securities
                                Administrator fees, Indenture Trustee and Owner
                                Trustee fees, as applicable.

                           3. Available interest funds, as follows: monthly interest, including any unpaid monthly interest from prior months, to the Class G Certificates.

                           4. Available interest funds not used as provided in paragraph 3 above, as follows: to pay to the Swap Counterparty any Net Swap Payment or any swap termination payment owed to the Swap
                                Counterparty pursuant to the Swap Contract in the event that the trust is the defaulting party or an affected party under the Swap Contract.

                           5. Available interest funds not used as provided in paragraphs 3 and 4 above, as follows: monthly interest, including any unpaid monthly interest from prior months, to the Class A Notes, then to the Class M-1 Notes, then to the Class M-2
                                Notes, then to the Class M-3 Notes, then to the Class M-4 Notes, then to the Class M-5 Notes, then to the Class M-6 Notes, then to the Class
                                B-1 Notes, then to the Class B-2 Notes, and then to the Class B-3 Notes.

                           6. Available principal funds, as follows: an amount to the Class G Certificates equal to the lesser of the available principal funds and the Additional Balance Advance Amount, if any; then to the extent not paid pursuant to paragraph 4 above, any Net Swap Payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplement interest trust is the defaulting party or an affected party under the Swap
                                Contract; then monthly principal to the Class A
                                Notes as described under "PRINCIPAL PAYDOWN", then monthly principal to the Class M-1 Notes, then monthly principal to the Class M-2 Notes, then monthly principal to the Class M-3 Notes, then monthly principal to the Class M-4 Notes, then monthly principal to the Class M-5 Notes, then monthly principal to the Class M-6 Notes, then monthly principal to the Class B-1 Notes, then monthly principal to the Class B-2 Notes, and then monthly principal to the Class B-3
                                Notes, in each case as described under
                                "PRINCIPAL PAYDOWN."

                           7. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                           8. Excess interest to pay subordinate principal shortfalls.

                           9. Excess interest to pay Carryover resulting from imposition of the Available Funds Cap.

                           10. Excess interest to pay to the Swap Counterparty any remaining amounts owing to the Swap
                                Counterparty.

                           11. Any remaining amount will be paid in accordance with the Sale and Servicing Agreement and will not be available for payment to holders of the Offered Notes.

                           Payments received on the Corridor Contract will only be available to the Notes to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Notes after the Subordinate
                           Certificates have been written down to zero. Any excess of amounts received on the Corridor Contract over amounts needed to pay such Carryovers on the Notes will be distributed in respect of other classes of notes not described herein.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL PAYMENT TEST IS NOT MET:

All scheduled and unscheduled principal received from the Mortgage Loans and excess spread to the extent payable as principal to replenish O/C to the required level will be paid first, to the Class G Certificates in an amount equal to the lesser of the available principal funds and the Additional Balance Advance Amount, if any and then second, to the Class A Notes, until the note balance thereof is reduced to zero.

Principal distributions allocated to the Class A Notes will be distributed sequentially to the Class A-1 and Class A-2 Notes.

After the Note principal balance of the Class A Notes has been reduced to zero, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Notes.

IF THE SUBORDINATE CLASS PRINCIPAL PAYMENT TEST IS MET:

Principal will be paid, in the following order of priority: first to the Class G Certificates, second to the Class A Notes as described above, third to the Class M-1 Notes, fourth to the Class M-2 Notes, fifth to the Class M-3 Notes, sixth to the Class M-4 Notes, seventh to the Class M-5 Notes, eighth to the Class M-6 Notes, ninth to the Class B-1 Notes, tenth to the Class B-2 Notes, and eleventh to the Class B-3 Notes, in each case up to amounts necessary to maintain the subordination for each class at its required level (except for the Class G Certificates). Such required levels of subordination are approximately as follows:

CLASS A     88.80%*
CLASS M-1   77.40%*
CLASS M-2   66.70%*
CLASS M-3   60.30%*
CLASS M-4   54.30%*
CLASS M-5   48.60%*
CLASS M-6   44.10%*
CLASS B-1   39.40%*
CLASS B-2   34.90%*
CLASS B-3   29.50%*

*    includes 2x overcollateralization of 14.75%

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2007-SL1
(MERRILL LYNCH LOGO)     HELOC COLLATERAL SUMMARY

THE SUBORDINATE CLASS PRINCIPAL PAYMENT TEST IS MET IF:

1)   The Payment Date is on or after the earlier of:

          i) the first Payment Date on which the aggregate note principal balance of the Class A Notes have been reduced to zero; and

          ii)  the later of the:

                    a.   May 2010 Payment Date; and

                    b. the applicable Subordinate Class Principal Payment Date has occurred (as described below); and

2)   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Payment Date on which the senior
PAYMENT DATE                     enhancement percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 Subordinate Notes and the O/C amount divided by
                                 the aggregate stated principal balance of the
                                 Mortgage Loans, as of the end of the related
                                 due period) is greater than or equal to the
                                 Senior Specified Enhancement Percentage
                                 (including the O/C amount), which is equal to
                                 two times the initial Class A subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 88.80%

                                 or

                                 (29.65%+14.75%)*2

STEPDOWN LOSS TRIGGER EVENT      The situation that exists with respect to any
(PRELIMINARY AND SUBJECT TO      Payment Date on or after the Stepdown Date, if
REVISION)                        (a) the quotient of (1) the aggregate stated
                                 principal balance of all Mortgage Loans 60 or
                                 more days delinquent, measured on a rolling
                                 three month basis (including Mortgage Loans in
                                 foreclosure and REO Properties) and (2) the
                                 stated principal balance of all the Mortgage
                                 Loans as of the preceding Servicer Remittance
                                 Date, equals or exceeds the product of (i)
                                 [9.01]% and (ii) the Required Percentage or (b)
                                 the quotient (expressed as a percentage) of (1)
                                 the aggregate Realized Losses incurred from the
                                 Cut-off Date through the last day of the
                                 calendar month preceding such Payment Date and
                                 (2) the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-off Date
                                 exceeds the Required Loss Percentage shown
                                 below

                                 PAYMENT DATE OCCURRING    REQUIRED LOSS PERCENTAGE
                                 ----------------------    ------------------------
                                 May 2009 - April 2010     8.05% with respect to May 2009, plus an
                                                           additional 1/12th of 0% for each month thereafter
                                 May 2010 - April 2011     8.00% with respect to May 2010, plus an
                                                           additional 1/12th of 2.75% for each month thereafter
                                 May 2011 - April 2012     10.75% with respect to May 2011, plus an
                                                           additional 1/12th of 2.25% for each month thereafter
                                 May 2012 - April 2013     13.00% with respect to May 2012, plus an
                                                           additional 1/12th of 0.50% for each month thereafter
                                 May 2013 and thereafter   13.50%

REQUIRED PERCENTAGE              For any Payment Date, (i) the aggregate stated
                                 principal balance of the Mortgage Loans as of
                                 the prior Payment Date less the outstanding
                                 note principal balance of the most senior class
                                 of notes prior to any distributions on such
                                 Payment Date divided by (ii) the aggregate
                                 stated principal balance of the Mortgage Loans
                                 as of the prior Payment Date.

ALLOCATION OF REALIZED LOSSES    The principal portion of realized losses on the
                                 Mortgage Loans will be allocated as follows:
                                 first, to the excess interest, second, to the
                                 O/C Amount, until the O/C Amount is reduced to
                                 zero; third, to the Class B Notes in reverse
                                 order of their numerical class designation
                                 until the respective note principal balance of
                                 each such class has been reduced to zero; and
                                 fourth, to the Class M Notes in reverse order
                                 of their numerical class designation until the
                                 respective note principal balance of each such
                                 class has been reduced to zero. Realized losses
                                 are NOT allocated to the Class A Notes after
                                 the note principal balance of each class of the
                                 Subordinate Notes has been reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2007-SL1
(MERRILL LYNCH LOGO)     HELOC COLLATERAL SUMMARY

AMORTIZATION EVENT               An Amortization Event shall be based on certain
(PRELIMINARY AND SUBJECT TO      loss, delinquency and performance triggers as
REVISION)                        described in the Prospectus Supplement. In the
                                 event an Amortization Event occurs, no
                                 Additional Balances will be permitted to be
                                 conveyed to the Owner Trust; however, such
                                 Additional Balances shall be treated as an
                                 Excluded Amount.

                                 PAYMENT DATE OCCURRING    REQUIRED LOSS PERCENTAGE
                                 ----------------------    ------------------------
                                 May 2009 - April 2010     2.20% with respect to May 2009, plus an
                                                           additional 1/12th of 2.75% for each month thereafter
                                 May 2010 - April 2011     4.95% with respect to May 2010, plus an
                                                           additional 1/12th of 2.20% for each month thereafter
                                 May 2011 - April 2012     7.15% with respect to May 2011, plus an
                                                           additional 1/12th of 1.65% for each month thereafter
                                 May 2012 - April 2013     8.80% with respect to May 2012, plus an
                                                           additional 1/12th of 1.10% for each month thereafter
                                 May 2013 - April 2014     9.90%with respect to May 2013, plus an
                                                           additional 1/12th of 1.10% for each month thereafter
                                 May 2014 and thereafter   11.00%

EXCLUDED AMOUNT                  For any Payment Date for which an Amortization
                                 Event is in effect, the aggregate portion of
                                 all draws made by a mortgagor under the related
                                 HELOC during the related due period.

PROSPECTUS                       The Offered Notes will be offered pursuant to a
                                 Prospectus which includes a Prospectus
                                 Supplement (together, the "Prospectus"). Sales
                                 of the Offered Notes may not be consummated
                                 unless the purchaser has received the
                                 Prospectus.

MORTGAGE LOAN TABLES             The following tables describe the mortgage
                                 loans and the related mortgaged properties as
                                 of the close of business on the Cut-off Date.
                                 The sum of the columns below may not equal the
                                 total indicated due to rounding.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         COMPUTATIONAL MATERIALS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                            FIXED RATE MORTGAGE LOANS

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION   ORIGINAL   REMAINING    ORIGINAL
                                                                 TERM           TERM       INTEREST    INTEREST    MONTHS TO
                              NET     ORIGINAL   REMAINING     (LESS IO       (LESS IO       -ONLY      -ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM         TERM)          TERM)        TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
   197,076.97    10.570     10.070       180        171           360            351           0           0          24
   397,291.77    11.498     10.998       180        172           360            352           0           0          36
   846,016.73    11.543     11.043       360        354           480            474           0           0          24
 1,885,925.83    11.053     10.553       360        355           480            475           0           0          36
    21,284.62    13.400     12.900       180        174           180            174           0           0          24
     5,000.00    12.000     11.500       240        208           240            208           0           0          24
    42,566.89    10.625     10.125       360        356           360            356           0           0          12
   813,785.27    10.860     10.360       360        355           360            355           0           0          24
 1,384,474.20    10.999     10.499       360        355           360            355           0           0          36
    56,000.00    11.084     10.584       360        351           300            300          60          51          36
   104,347.97    11.635     11.135       180        172           360            352           0           0          12
 1,678,641.14    12.096     11.596       180        172           360            352           0           0          24
   293,638.93    12.365     11.865       180        172           360            352           0           0          36
    46,784.81    10.498      9.998       360        353           480            473           0           0          24
   639,433.41    11.120     10.620       360        353           480            473           0           0          36
    57,975.14    11.089     10.589       180        172           180            172           0           0          24
   146,688.17    11.939     11.439       240        232           240            232           0           0          24
    87,028.44    10.889     10.389       240        227           240            227           0           0          36
    42,898.83    10.299      9.799       360        353           360            353           0           0          24
   792,058.51    10.565     10.065       360        351           360            351           0           0          36
    75,964.02     9.058      8.558       360        349           300            300          60          49          36
    49,209.37    11.250     10.750       360        356           480            476           0           0          24
    39,740.55    12.250     11.750       360        356           480            476           0           0          36
    31,130.82     9.750      9.250       360        356           360            356           0           0          36
    52,987.61    11.000     10.500       360        356           480            476           0           0          36
    26,783.72    11.750     11.250       180        176           360            356           0           0          24
   105,352.70    11.788     11.288       360        355           480            475           0           0          24
    29,392.12    11.875     11.375       360        354           480            474           0           0          36
    55,411.40    11.181     10.681       360        356           360            356           0           0          24
    46,370.25    10.649     10.149       180        172           360            352           0           0           2
   508,705.14    11.868     11.368       180        173           360            353           0           0          24
   102,314.23    11.458     10.958       180        173           360            353           0           0          36
   227,492.82    11.398     10.898       360        353           480            473           0           0          12
   216,662.33    10.790     10.290       360        356           480            476           0           0          24
    22,716.75    12.000     11.500       180        172           180            172           0           0          36
   246,346.61    11.220     10.720       360        356           360            356           0           0          24
   101,889.89    11.000     10.500       360        355           360            355           0           0          34
   224,958.16    13.073     12.573       360        350           360            350           0           0          36
   113,793.04    11.864     11.364       180        172           360            352           0           0          12
 2,452,354.82    11.462     10.962       180        172           360            352           0           0          24
   135,409.86    11.848     11.348       180        173           360            353           0           0          36
    86,299.92    11.311     10.811       360        353           480            473           0           0          24
   291,436.42    11.522     11.022       240        232           240            232           0           0          24
   135,761.33     9.537      9.037       360        349           360            349           0           0          36
    56,600.00    10.875     10.375       360        350           300            300          60          50          36
   192,502.39    10.626     10.126       360        352           480            472           0           0          24
   216,270.26    11.007     10.507       360        353           480            473           0           0          36
    75,486.37    11.022     10.522       360        353           360            353           0           0          36
   115,912.27    10.750     10.250       180        176           360            356           0           0          24
   103,884.06    10.391      9.891       360        355           360            355           0           0          24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         COMPUTATIONAL MATERIALS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION   ORIGINAL   REMAINING    ORIGINAL
                                                                 TERM           TERM       INTEREST    INTEREST    MONTHS TO
                              NET     ORIGINAL   REMAINING     (LESS IO       (LESS IO       -ONLY      -ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM         TERM)          TERM)        TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
   168,505.47    10.990     10.490       360        353           360            353           0           0          36
    43,964.90    12.375     11.875       180        175           360            355           0           0          12
 1,508,445.87    12.251     11.751       180        173           360            353           0           0          24
 1,519,896.32    12.351     11.851       180        174           360            354           0           0          36
   234,546.30    12.460     11.960       360        356           480            476           0           0          12
    30,596.36    13.125     12.625       360        356           480            476           0           0          13
   104,967.73    10.971     10.471       360        356           480            476           0           0          24
   276,033.62    10.346      9.846       360        355           360            355           0           0          12
    51,329.37     9.875      9.375       360        355           360            355           0           0          24
   679,777.58    12.047     11.547       180        169           360            349           0           0          24
   202,455.34    12.073     11.573       180        170           360            350           0           0          36
    39,994.61    12.750     12.250       360        356           480            476           0           0          24
    55,967.78    11.999     11.499       180        176           360            356           0           0          24
 4,889,944.19    11.559     11.059       360        355           480            475           0           0          24
 2,143,963.58    11.224     10.724       360        355           360            355           0           0          24
   123,567.79    10.176      9.676       360        353           360            353           0           0          24
   326,622.59    11.274     10.774       360        355           480            475           0           0          36
    79,447.44    10.750     10.250       360        353           360            353           0           0          36
    44,991.69    11.750     11.250       360        356           480            476           0           0          36
   236,733.37    11.134     10.634       180        169           360            349           0           0          24
   155,322.63    10.410      9.910       180        165           360            345           0           0          36
    53,992.43    12.625     12.125       360        356           480            476           0           0          24
   112,520.21    12.511     12.011       240        231           240            231           0           0          24
    49,986.09    12.125     11.625       360        356           360            356           0           0          24
   177,551.00    11.750     11.250       360        352           300            300          60          52          36
   919,276.21    11.548     11.048       180        173           360            353           0           0          12
17,396,202.43    11.367     10.867       180        172           360            352           0           0          24
 2,271,082.72    10.613     10.113       180        172           360            352           0           0          36
   146,562.22    11.161     10.661       180        173           180            173           0           0          24
    17,066.79     8.940      8.440       180        172           180            172           0           0          36
    33,030.71     9.850      9.350       240        231           240            231           0           0          12
   856,152.46    11.277     10.777       240        233           240            233           0           0          24
   215,206.41    10.353      9.853       240        232           240            232           0           0          36
    23,135.49    11.000     10.500       360        354           360            354           0           0          24
   381,983.20    11.005     10.505       360        350           360            350           0           0          36
    68,999.43     9.875      9.375       360        350           300            300          60          50          36
    25,359.87    12.490     11.990       180        170           360            350           0           0          24
   142,382.15    11.502     11.002       360        356           360            356           0           0          24
   291,537.12    11.782     11.282       180        171           360            351           0           0          24
    94,178.10    11.065     10.565       240        228           240            228           0           0          24
    23,771.66    10.800     10.300       240        211           240            211           0           0          36
    36,358.33    13.090     12.590       180        173           360            353           0           0          36
   102,673.26    10.393      9.893       180        175           360            355           0           0          24
    83,180.49    10.990     10.490       360        356           480            476           0           0          12
   129,960.13    12.375     11.875       360        354           480            474           0           0          24
   199,403.85    10.878     10.378       360        354           480            474           0           0          36
   250,757.13    10.081      9.581       360        356           360            356           0           0          24
    35,359.13     8.750      8.250       360        356           360            356           0           0          36
 1,094,660.18    11.526     11.026       180        174           360            354           0           0          12
 7,337,043.22    11.051     10.551       180        173           360            353           0           0          24
 2,075,895.92    11.045     10.545       180        174           360            354           0           0          36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         COMPUTATIONAL MATERIALS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION   ORIGINAL   REMAINING    ORIGINAL
                                                                 TERM           TERM       INTEREST    INTEREST    MONTHS TO
                              NET     ORIGINAL   REMAINING     (LESS IO       (LESS IO       -ONLY      -ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM         TERM)          TERM)        TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   ------------   ------------   --------   ---------   ----------
 2,366,886.39    11.769     11.269       360        355           480            475            0          0          12
20,819,598.70    11.200     10.700       360        355           480            475            0          0          24
 4,510,678.42    11.113     10.613       360        355           480            475            0          0          36
    33,924.91    11.375     10.875       240        236           240            236            0          0          24
   251,353.10    11.144     10.644       240        235           240            235            0          0          36
 2,465,750.30    10.939     10.439       360        356           360            356            0          0          12
10,695,867.78    10.331      9.831       360        356           360            356            0          0          24
 2,645,532.66    10.630     10.130       360        354           360            354            0          0          36
    27,568.12     8.750      8.250       360        356           360            356            0          0           4
   116,000.00     9.625      9.125       300        296           180            180          120        116          36
   248,343.08    12.340     11.840       360        351           300            300           60         51          36
 1,090,776.53    11.101     10.601       180        171           360            351            0          0          12
19,114,531.32    11.456     10.956       180        172           360            352            0          0          24
 2,360,661.18    11.128     10.628       180        172           360            352            0          0          36
   980,319.06    12.335     11.835       180        170           480            470            0          0          12
10,344,032.40    11.885     11.385       180        170           480            470            0          0          24
   497,554.03    12.187     11.687       180        170           480            470            0          0          36
 3,098,101.72    11.438     10.938       360        353           480            473            0          0          12
20,285,920.78    11.134     10.634       360        353           480            473            0          0          24
 7,105,966.79    10.871     10.371       360        353           480            473            0          0          36
    17,558.91    10.250      9.750       180        169           180            169            0          0          24
    25,584.91    13.124     12.624       180        170           180            170            0          0          36
   232,425.40    10.867     10.367       240        230           240            230            0          0          24
 1,834,688.27    11.213     10.713       360        353           360            353            0          0          12
 8,559,321.83    10.313      9.813       360        353           360            353            0          0          24
 1,564,455.19    11.158     10.658       360        352           360            352            0          0          36
   282,043.02    11.149     10.649       360        350           300            300           60         50          36
 1,556,076.18    11.049     10.549       180        175           360            355            0          0           0
20,973,211.04    11.599     11.099       360        355           480            475            0          0           0
    46,038.54     9.675      9.175       180        171           180            171            0          0           0
    33,679.95    12.250     11.750       240        236           240            236            0          0           0
10,798,911.39    11.224     10.724       360        355           360            355            0          0           0
33,884,256.66    11.279     10.779       180        171           360            351            0          0           0
 1,874,525.81    12.454     11.954       180        170           480            470            0          0           0
11,930,779.33    11.183     10.683       360        353           480            473            0          0           0
 1,234,783.36     9.278      8.778       180        172           180            172            0          0           0
 1,145,514.07    11.765     11.265       240        230           240            230            0          0           0
13,018,044.15    11.004     10.504       360        353           360            353            0          0           0
 1,282,748.17    11.374     10.874       360        357           240            240          120        117           0
   200,000.00    10.500     10.000       300        292           240            240           60         52           0
 1,091,719.80    11.796     11.296       360        352           300            300           60         52           0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         COMPUTATIONAL MATERIALS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                     ADJUSTABLE RATE MORTGAGE LOANS (HELOCS)

                                                         ORIGINAL      REMAINING
                                                       AMORTIZATION  AMORTIZATION  ORIGINAL
                                                           TERM          TERM      INTEREST
                           NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY
  CURRENT     MORTGAGE  MORTGAGE    TERM      TERM         TERM)         TERM)       TERM
BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)  (MONTHS)     (MONTHS)      (MONTHS)    (MONTHS)
-----------   --------  --------  --------  ---------  ------------  ------------  --------
   59,050.00   11.525    11.025      300       285          180           180         120
  129,198.08    9.154     8.654      360       340          240           240         120
6,560,311.00   10.432     9.932      300       291          180           180         120

                                                                                     NUMBER OF
              REMAINING                                                               MONTHS                 ORIGINAL
              INTEREST              INITIAL                                RATE     UNTIL NEXT               MONTHS TO
                ONLY                 RATE                                 CHANGE       RATE                 PREPAYMENT
  CURRENT       TERM       GROSS    CHANGE   PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT                PENALTY
BALANCE ($)   (MONTHS)   MARGIN(%)  CAP(%)    CAP(%)   RATE(%)  RATE(%)  (MONTHS)      DATE        INDEX    EXPIRATION
-----------   ---------  ---------  -------  --------  -------  -------  ---------  ----------  ----------  ----------
   59,050.00     105       3.275     0.000     0.000    18.000   3.275       1           1      Prime Rate      24
  129,198.08     100       0.904     0.000     0.000    18.000   0.904       1           1      Prime Rate       0
6,560,311.00     111       3.175     0.000     0.000    18.006   3.072       1           1      Prime Rate       0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         COMPUTATIONAL MATERIALS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2007-SL1

                  ONE MONTH LIBOR CORRIDOR TABLE FOR ALL NOTES

         BEGINNING     ENDING     NOTIONAL        1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL    BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   ------------   ----------------   ----------------
1         05/09/07   05/25/07    247,762,000        10.522             10.522
2         05/25/07   06/25/07    239,176,411         9.064             10.522
3         06/25/07   07/25/07    230,839,890         9.415             10.522
4         07/25/07   08/25/07    222,749,066         9.064             10.522
5         08/25/07   09/25/07    214,896,714         9.064             10.522
6         09/25/07   10/25/07    207,275,817         9.415             10.522
7         10/25/07   11/25/07    199,879,567         9.064             10.522
8         11/25/07   12/25/07    192,701,356         9.416             10.522
9         12/25/07   01/25/08    185,734,768         9.064             10.522

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING     NOTIONAL          FIXED
PERIOD    ACCRUAL    ACCRUAL    BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
10        01/25/08   02/25/08   176,648,460        4.850
11        02/25/08   03/25/08   170,086,620        4.850
12        03/25/08   04/25/08   163,718,269        4.850
13        04/25/08   05/25/08   157,537,714        4.850
14        05/25/08   06/25/08   151,539,428        4.850
15        06/25/08   07/25/08   145,718,048        4.850
16        07/25/08   08/25/08   140,068,369        4.850
17        08/25/08   09/25/08   134,585,336        4.850
18        09/25/08   10/25/08   129,264,045        4.850
19        10/25/08   11/25/08   124,099,737        4.850
20        11/25/08   12/25/08   119,087,789        4.850
21        12/25/08   01/25/09   114,223,718        4.850
22        01/25/09   02/25/09   109,503,170        4.850
23        02/25/09   03/25/09   104,921,921        4.850
24        03/25/09   04/25/09   100,475,870        4.850
25        04/25/09   05/25/09   97,393,409         4.850
26        05/25/09   06/25/09   94,508,235         4.850
27        06/25/09   07/25/09   91,708,224         4.850
28        07/25/09   08/25/09   88,990,869         4.850
29        08/25/09   09/25/09   86,353,736         4.850
30        09/25/09   10/25/09   83,794,462         4.850
31        10/25/09   11/25/09   81,310,754         4.850
32        11/25/09   12/25/09   78,900,387         4.850
33        12/25/09   01/25/10   76,561,200         4.850
34        01/25/10   02/25/10   74,291,098         4.850
35        02/25/10   03/25/10   72,088,045         4.850

         BEGINNING   ENDING       NOTIONAL       FIXED
PERIOD    ACCRUAL    ACCRUAL    BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
36        03/25/10   04/25/10   69,950,066         4.850
37        04/25/10   05/25/10   67,875,244         4.850
38        05/25/10   06/25/10   65,861,718         4.850
39        06/25/10   07/25/10   63,907,683         4.850
40        07/25/10   08/25/10   62,011,385         4.850
41        08/25/10   09/25/10   60,171,124         4.850
42        09/25/10   10/25/10   58,385,247         4.850
43        10/25/10   11/25/10   56,652,153         4.850
44        11/25/10   12/25/10   54,970,286         4.850
45        12/25/10   01/25/11   53,338,136         4.850
46        01/25/11   02/25/11   51,754,237         4.850
47        02/25/11   03/25/11   50,217,167         4.850
48        03/25/11   04/25/11   48,725,547         4.850
49        04/25/11   05/25/11   47,278,035         4.850
50        05/25/11   06/25/11   45,873,332         4.850
51        06/25/11   07/25/11   44,510,176         4.850
52        07/25/11   08/25/11   43,187,320         4.850
53        08/25/11   09/25/11   41,903,532         4.850
54        09/25/11   10/25/11   40,657,605         4.850
55        10/25/11   11/25/11   39,448,547         4.850
56        11/25/11   12/25/11   38,275,270         4.850
57        12/25/11   01/25/12   37,136,719         4.850
58        01/25/12   02/25/12   36,031,869         4.850
59        02/25/12   03/25/12   34,959,726         4.850
60        03/25/12   04/25/12   33,919,325         4.850

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.